SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report June 2, 2000
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                                 JETSTREAM, L.P.
                                 ---------------
             (Exact name of registrant as specified in its charter)



       Delaware                           0-16836               84-1053359
       --------                           -------               ----------
State or other jurisdiction              Commission             IRS Employer
of incorporation or organization         File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                           10285
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Address of principal executive offices                          Zip Code



Registrant's telephone number, including area code (212) 526-3183
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JETSTREAM, L.P.


Item 2.    Disposition of Assets

On June 2, 2000, JetStream, L.P. (the "Partnership") sold its MD-80 Series aircraft previously on-lease to Continental to Watch Hill Capital (the "Buyer"), an unaffiliated entity, for a gross selling price of $9,000,000. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds from the sale of all of the aircraft to the Unitholders (after payment of or provision for the Partnership's liabilities and expenses, and the establishment of a reserve for contingencies, if any).

When the final aircraft, the non-advanced 727-200 previously on-lease to Sun Pacific, is sold and the Eastwind Airlines bankruptcy matter is completed, the General Partners intend to distribute any remaining funds and dissolve the Partnership. Winding up the Partnership can be a complex process which may depend on a number of factors, and some of these factors may be beyond the General Partners' control.


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JETSTREAM, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                              JETSTREAM, L.P.



                              BY:  JET AIRCRAFT LEASING INC.
                                   Administrative General Partner


Date:  June 19, 2000               BY:     /s/Rocco F. Andriola
                                           -------------------------------------
                                   Name:   Rocco F. Andriola
                                   Title:  President and Chief Financial Officer


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